Exhibit 10.1

MINORITY MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Minority Membership Interest Purchase Agreement (this “Agreement”), dated as of September 2, 2025, is entered into between Sydona Enterprises, LLC, a Washington limited liability company, d/b/a Schmitty’s Snuff (“Seller”), and American Rebel Holdings, Inc., a Nevada corporation (“Buyer”, together with Seller, each, a “Party”, and together, the “Parties”).

Recitals

WHEREAS, Seller is a Washington limited liability company with 134,630.61 issued and outstanding membership interests issued to current members of Seller;

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, in exchange for shares of Buyer’s common stock, newly issued membership units in the Seller at a par value of $63.28 per unit to achieve an ownership interest of 19.01% (31,603.20 common units) in Seller as of Closing (the “Membership Interests”), subject to the terms and conditions set forth herein; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

Purchase and sale

Section 1.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing (as defined in ARTICLE II), Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Membership Interests, free and clear of any mortgage, pledge, lien, charge, security interest, claim, community property interest, option, equitable interest, restriction of any kind (including any restriction on use, voting, transfer, receipt of income, or exercise of any other ownership attribute), or other encumbrance (each, an “Encumbrance”) except as otherwise provided under and/or subject to the terms and conditions of the Governing Documents, for the consideration specified in Section 1.02.

Section 1.02 Purchase Price. The aggregate consideration for the Membership Interests shall be a number of Buyer’s shares of common stock, $0.001 par value per share (the “Common Stock”) equal to 4.99% of the issued and outstanding shares of Common Stock on the Closing Date (426,155 shares) and then in addition thereto a number of prefunded warrants to purchase shares of Common Stock for $0.01 per share (the “Prefunded Warrants”) (1,183,191 warrants) to achieve a total purchase price consideration of $1,999,850.59. For purposes of the foregoing arrangement, the Parties agree that as of Closing, (i) the value of each share of Common Stock is to be $1.25 and (ii) each Prefunded Warrant is to be $1.24, for a total purchase price consideration of $1,999,850.59 (the “Purchase Price”).

Section 1.03 No Working Capital Adjustment. There shall be no further independent adjustment to the Purchase Price relating to the working capital of the Seller or to the par value stated above for the Membership Interests.

Section 1.04 Equity Ownership Blocker. The combination of shares of Common Stock and Prefunded Warrants to be issued for the Purchase Price will be structured in such a manner that in no event shall the Seller be deemed to beneficially own (through Seller and its affiliates) more than 4.99% of the Buyer’s outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder.

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ARTICLE II

Closing

Section 2.01 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place remotely by electronic exchange of documents and signatures, effective September 2, 2025 (“Closing Date”). The Closing shall be effective at 12:01 a.m. local time in Nashville, Tennessee on the Closing Date.

Section 2.02 Seller Closing Deliverables. Seller shall deliver or cause to be delivered to Buyer the following:

(a) Seller’s Subscription Agreement;

(b) A certificate of the Manager of Seller certifying (i) that attached thereto are true and complete copies of all resolutions of the manager(s) of Seller authorizing the execution, delivery, and performance of this Agreement, and the other agreements, instruments, and documents reasonably required to be delivered in connection with this Agreement or at the Closing (collectively, the “Transaction Documents”) to which Seller is a party and the consummation of the transactions contemplated hereby and thereby, and that such resolutions are in full force and effect; (ii) the names, titles, and signatures of the officers or representatives of Seller authorized to sign this Agreement and the other Transaction Documents to which it is a party; and (iii) that attached thereto are true and complete copies of the governing documents of the Seller, including any amendments or restatements thereof, and that such governing documents are in full force and effect;

(c) A certificate of good standing, dated within two (2) business days of the Closing Date, showing the Seller is in good standing in the State of Washington;

(d) A certificate pursuant to Treasury Regulations Section 1.1445-2(b) that Seller is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code of 1986 (as amended, the “Code”); and

(e) An executed Selling Stockholder Notice and Questionnaire, in the forms attached hereto.

Section 2.03 Buyer’s Deliveries. At the Closing, Buyer shall deliver the following to Seller:

(a) A certificate for the shares of Common Stock and a document evidencing the Prefunded Warrants issued in the name of the Seller, free and clear of all Encumbrances. Buyer agrees to promptly reissue upon demand certificates without any legend, including any pursuant to Section 3.14(g) below, to the holder of any Securities upon which it is stamped, if, such Security is registered for sale under an effective registration statement filed under the 1933 Act or as may otherwise be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold. The obligations of Buyer pursuant to this Section 2.03(a) are to survive Closing;

(b) A certificate of the chief executive officer of the Buyer certifying (i) that attached thereto are true and complete copies of all resolutions of the board of directors of Buyer authorizing the execution, delivery, and performance of this Agreement and the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, and that such resolutions are in full force and effect; (ii) the names, titles, and signatures of the authorized representatives of Buyer authorized to sign this Agreement and the other Transaction Documents to which it is a party;

(c) A joinder agreement admitting the Buyer as a member of the Seller pursuant to the operating agreement and other governing documents of the Seller as of the Closing Date; and

(d) A draft Form S-1 be utilized to register the Common Stock, including the shares of common stock underlying the Prefunded Warrants listing the Seller as a selling stockholder in such registration statement (the “Form S-1”).

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ARTICLE III

Representations and Warranties of Seller

Seller represents and warrants to Buyer that the statements contained in this ARTICLE III are true and correct as of the date hereof. For purposes of this ARTICLE III, “Seller’s knowledge,” “knowledge of Seller,” and any similar phrases shall mean the actual or constructive knowledge of the Manager of Seller.

Section 3.01 Organization and Authority of Seller. Seller is a limited liability company duly organized, validly existing, and in good standing under the Laws (as defined in Section 3.05) of the state of Washington. Seller has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which Seller is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and any other Transaction Document to which Seller is a party, the performance by Seller of its obligations hereunder and thereunder, and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement and each Transaction Document to which Seller is a party constitute legal, valid, and binding obligations of Seller enforceable against Seller in accordance with their respective terms.

Section 3.02 Capitalization.

(a) Seller has authorized 200,000 membership units of which 134,630.61 membership units have been issued and are outstanding units as of Closing. The membership interests have been duly authorized and are validly issued, and non-assessable. Upon consummation of the transactions contemplated by this Agreement, Buyer shall own the Membership Interests, free and clear of all Encumbrances, except as disclosed in Section 3.02 of the Disclosure Schedules.

(b) The Membership Interests were issued in compliance with applicable Laws. The Membership Interests were not issued in violation of the certificate of formation, company agreement, or other governing documents of the Seller as may be amended from time to time (collectively, the “Governing Documents”) or any other agreement, understanding, arrangement, or commitment to which Seller or Seller is a party and are not subject to or in violation of any preemptive or similar rights of any individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association, or other entity (each, a “Person”).

(c) Except for this Agreement, as otherwise shared with or made available to Buyer prior to Closing (the “Dataroom Documents”), pursuant to convertible debt arrangements, as may otherwise be provided after Closing, or provided pursuant to any of the Governing Documents, there are no outstanding or authorized options, warrants, convertible securities, or other rights, agreements, or commitments of any character relating to the membership interests in the Seller or obligating Seller to issue or sell any membership interests (including the Membership Interests), or any other interest, in the Seller. Other than the Governing Documents or Dataroom Documents, there are no voting trusts, proxies, or other agreements or understandings in effect with respect to the voting or transfer of any of the Membership Interests.

Section 3.03 Intentionally Omitted.

Section 3.04 No Conflicts or Consents. The execution, delivery, and performance by Seller of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not knowingly: (a) violate or conflict with any provision of the certificate of formation, company agreement, or other governing documents of Seller; (b) violate or conflict with any provision of any statute, law, ordinance, regulation, rule, code, treaty, or other requirement of any Governmental Authority (collectively, “Law”) or any order, writ, judgment, injunction, decree, determination, penalty, or award entered by or with any Governmental Authority (“Governmental Order”) applicable to Seller; (c) require the consent, notice, or filing with or other action by any Person; (d) violate or conflict with, result in the acceleration of, or create in any party the right to accelerate, terminate, or modify any contract, lease, deed, mortgage, license, instrument, note, indenture, joint venture, or any other agreement, commitment, or legally binding arrangement, whether written or oral (collectively, “Contracts”), to which Seller is a party or by which Seller is bound or to which any of their respective properties and assets are subject; or (e) result in the creation or imposition of any Encumbrance on any properties or assets of the Seller.

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Section 3.05 Financial Statements. Complete copies of Seller’s unaudited financial statements consisting of the balance sheet of Seller as at December 31st in each of the years 2023, and 2024, and the six months ended June 30, 2025, and the related statements of income and retained earnings, members’ equity, and cash flow for the years then ended (the “Financial Statements”) have been delivered to or made available to Buyer. To Seller’s knowledge the Financial Statements have been prepared in accordance with generally accepted accounting principles (non-GAAP) in effect in the United States from time to time, applied on a consistent basis throughout the period involved. To Seller’s knowledge the Financial Statements are based on the books and records of the Seller and fairly present the financial condition of Seller as of the respective dates they were prepared and the results of the operations of Seller for the periods indicated. The balance sheet of Seller as of June 30, 2025 is referred to herein as its “Balance Sheet” and the date thereof as the “Balance Sheet Date”.

Section 3.06 Material Contracts.

(a) Contracts material to Seller (such Contracts, together with all Contracts concerning the occupancy, management, or operation of any Real Property (as defined in Section 3.07(a)), being “Material Contracts”), include the following:

(i) each Contract of Seller involving aggregate consideration in excess of $50,000.00 and which, in each case, cannot be cancelled by Seller without penalty or without more than ninety (90) days’ notice;

(ii) all Contracts that provide for the indemnification by Seller of any Person or the assumption of any Tax, environmental, or other Liability of any Person;

(iii) all Contracts relating to Intellectual Property (as defined in Section 3.08(a)), including all licenses, sublicenses, settlements, coexistence agreements, covenants not to sue, and permissions;

(iv) except for Contracts relating to trade payables, all Contracts relating to indebtedness (including, without limitation, guarantees) of Seller; and

(v) all Contracts that limit or purport to limit the ability of Seller to compete in any line of business or with any Person or in any geographic area or during any period of time.

(b) To Seller’s knowledge each Material Contract is valid and binding on Seller in accordance with its terms and is in full force and effect, neither the Seller or, nor any other party thereto is in breach of or default under (or is alleged to be in breach of or default under) or has provided or received any notice of any intention to terminate, any Material Contract. Complete and correct copies of each Material Contract (including all modifications, amendments, and supplements thereto and waivers thereunder) have been made available to Buyer.

Section 3.07 Real Property; Title to Assets.

(a) In the Dataroom Documents are identified any real property in which Seller has an ownership or leasehold (or subleasehold) interest (together with all buildings, structures, and improvements located thereon, the “Real Property”), including for Real Property that is leased or subleased by Seller and the landlord under the lease.

(b) Seller has good and valid (and, in the case of owned Real Property, good and indefeasible fee simple) title to, or a valid leasehold interest in, all Real Property and personal property and other assets reflected in the Financial Statements or acquired after the Balance Sheet Date (other than properties and assets sold or otherwise disposed of in the ordinary course of business consistent with past practice since the Balance Sheet Date). All Real Property and such personal property and other assets (including leasehold interests) are free and clear of Encumbrances except as may be noted in the Dataroom Documents.

(c) Seller is not a sublessor or grantor under any sublease or other instrument granting to any other Person any right to possess, lease, occupy, or use any leased Real Property. The use of the Real Property in the conduct of Seller’s business does not knowingly violate in any material respect any Law, covenant, condition, restriction, easement, license, permit, or agreement and no material improvements constituting a part of the Real Property knowingly encroach on real property owned or leased by a Person other than Seller.

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Section 3.08 Intellectual Property.

(a) “Intellectual Property” means any and all of the following in any jurisdiction throughout the world: (i) issued patents and patent applications; (ii) trademarks, service marks, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing; (iii) copyrights, including all applications and registrations; (iv) trade secrets, know-how, inventions (whether or not patentable), technology, and other confidential and proprietary information and all rights therein; (v) internet domain names and social media accounts and pages; and (vi) other intellectual or industrial property and related proprietary rights, interests, and protections.

(b) In the Dataroom Documents are any and all issued patents, registered trademarks, domain names and copyrights, and pending applications for any of the foregoing and all material unregistered Intellectual Property, that are owned by Seller (the “IP Registrations”). Seller owns or has the valid and enforceable right to use all Intellectual Property used or held for use in or necessary for the conduct of Seller’s business as currently conducted (the “Intellectual Property”), free and clear of all Encumbrances. To Seller’s knowledge, all of the Intellectual Property is valid and enforceable, and all IP Registrations are subsisting and in full force and effect. Seller to its knowledge has taken all necessary and reasonable steps to maintain and enforce the Intellectual Property.

(c) The conduct of Seller’s business as currently and formerly conducted has not knowingly infringed, misappropriated, or otherwise violated the Intellectual Property or other rights of any Person. No Person to Seller’s knowledge has infringed, misappropriated, or otherwise violated any Intellectual Property.

Section 3.09 Material Customers and Suppliers.

(a) In the Dataroom Documents is information on customers who have paid aggregate consideration to Seller for goods or services rendered in an amount greater than or equal to $10,000.00 for each of the two most recent fiscal years (collectively, the “Material Customers”). Seller has not knowingly received any notice, or has reason to believe, that any of its Material Customers has ceased, or intends to cease after the Closing, to purchase or use its goods or services or to otherwise terminate or materially reduce its relationship with Seller.

(b) In the Dataroom Documents is information on each supplier to whom Seller has paid consideration for goods or services rendered in an amount greater than or equal to $50,000.00 for each of the two most recent fiscal years (collectively, the “Material Suppliers”). Seller has not knowingly received any notice, or has reason to believe, that any of its Material Suppliers has ceased, or intends to cease, to supply goods or services to Seller or to otherwise terminate or materially reduce its relationship with Seller.

Section 3.10 Insurance. In the Dataroom Documents are current policies or binders of insurance maintained by Seller or its Affiliates (including Seller) and relating to the assets, business, operations, employees, officers, and sole member of Seller (collectively, the “Insurance Policies”). Such Insurance Policies to Seller’s knowledge: (a) are in full force and effect; (b) are valid and binding in accordance with their terms; (c) are provided by carriers who are financially solvent; and (d) have not been subject to any lapse in coverage. For purposes of this Agreement: (w) “Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; and (x) the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

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Section 3.11 Books and Records. The books of Seller, all of which are in the possession of Seller and have been made available to Buyer, are to Seller’s knowledge are correct.

Section 3.12 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Seller except for consulting fees, if any.

Section 3.13 Full Disclosure. No representation or warranty by Seller in this Agreement and no statement contained in the Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to Buyer pursuant to this Agreement knowingly contains any untrue statement of a material fact, in light of the circumstances in which they are made, not misleading.

Section 3.14 Investment Purpose. Seller is acquiring the Common Stock solely for its own account for investment and other purposes and not with a view to, or for offer or sale in connection with, any distribution thereof or any other security related thereto within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Seller acknowledges that the Common Stock is not currently registered under the Securities Act or any state securities laws and that the Common Stock may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

Section 3.15 Product Compliance and Ingredient Integrity. Seller represents and warrants that to Seller’s knowledge all products sold under the Schmitty’s Snuff brand are manufactured using food-grade, non-tobacco, non-nicotine ingredients, and comply with all applicable federal, state, and local health and safety regulations, including but not limited to FDA labeling and packaging requirements. No product knowingly contains any controlled substances or ingredients requiring special regulatory approval.

Section 3.16 Marketing and Health Claims. To Seller’s knowledge, no product packaging, advertising, or promotional materials make therapeutic, curative, or disease-related claims in violation of FDA or FTC guidelines. To Seller’s knowledge, all marketing content is truthful, non-misleading, and substantiated by appropriate documentation.

Section 3.17 Distribution and Resale Channels. To Seller’s knowledge, all products of Seller have been distributed exclusively through authorized channels and that no unauthorized resellers or third parties have been permitted to market, distribute, or alter the products. Seller has not knowingly sold or permitted sale of products through platforms or retailers that violate applicable laws or brand guidelines.

Section 3.18 Intellectual Property and Formulation Ownership. To Seller’s knowledge, Seller owns or has valid rights to all trademarks, trade dress, proprietary formulations, and branding associated with Schmitty’s Snuff. To Seller’s knowledge no third-party intellectual property rights are being infringed by Seller, and all IP registrations are current, enforceable, and free of encumbrances.

Section 3.19 Investment Representations.

(a) Investment Purpose. The Seller is being issued the shares of Common Stock and Prefunded Warrants (collectively, the “Securities”) for its own account and not with a present view towards the public sale or distribution thereof in a manner that would violate the Securities Act, except pursuant to sales registered or exempted from registration under the 1933 Act; provided, however, that by making the representations herein, the Seller does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time and in any quantity in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. The Seller is acquiring the Securities hereunder in the ordinary course of its business. The Seller does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(b) Accredited Investor Status. The Seller is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”).

(c) Reliance on Exemptions. The Seller understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Buyer is relying upon the truth and accuracy of, and the Seller’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Seller set forth herein in order to determine the availability of such exemptions and the eligibility of the Seller to acquire the Securities.

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(d) Information. The Seller and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Buyer and materials relating to the offer and sale of the Securities which have been requested by the Seller or its advisors. The Seller and its advisors, if any, have been, and for so long as Seller holds Common Stock or Prefunded Warrants, afforded the opportunity to ask questions of the Buyer and to inspect the Buyer’s books and records through Buyer’s public filings with the SEC. Notwithstanding the foregoing, the Buyer has not disclosed to the Seller any material nonpublic information and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to the Seller. The Seller understands that its investment in the Securities involves a significant degree of risk. The Seller is not aware of any facts that may constitute a breach of any of the Buyer’s representations and warranties made herein. The Seller has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e) Governmental Review. The Seller understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f) Transfer or Re-sale. The Seller understands that (i) the sale or re-sale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective registration statement under the 1933 Act., which the Buyer has agreed to file including the Seller as a selling stockholder therein following Closing, (b) the Seller shall have delivered to the Buyer, at the cost of the Seller, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Buyer, (c) the Securities are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) (“Rule 144”)) of the Seller who agrees to sell or otherwise transfer the Securities only in accordance with this Agreement and who is an Accredited Investor, (d) the Seller provides the Buyer with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144, or (e) the Securities are sold pursuant to Regulation S under the 1933 Act (or a successor rule) (“Regulation S”), and the Seller shall have delivered to the Buyer, at the cost of the Seller, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Buyer; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Buyer nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case), except as required hereunder.

(g) Legends. The Seller understands that the Note and the conversion common stock shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.”

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The legend set forth above shall be removed and the Buyer shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Buyer with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act, which opinion shall be accepted by the Buyer so that the sale or transfer is effected. The Seller agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

(h) Authorization; Enforcement. This Agreement has been duly and validly authorized. This Agreement has been duly executed and delivered on behalf of the Seller, and this Agreement constitutes a valid and binding agreement of the Seller enforceable in accordance with its terms.

ARTICLE IV

Representations and Warranties of Buyer

Buyer represents, warrants, and covenants to Seller that the statements contained in this ARTICLE IV are true and correct as of the date hereof and at Closing and to take the following actions.

Section 4.01 Organization and Authority of Buyer. Buyer is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Nevada. Buyer has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any other Transaction Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder, and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement and each Transaction Document to which Buyer is a party constitute legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

Section 4.02 No Conflicts; Consents. Except as set forth in Section 4.02 of the Disclosure Schedules, the execution, delivery, and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with any provision of the certificate of formation, company agreement, or other governing documents of Buyer; (b) violate or conflict with any provision of any Law or Governmental Order applicable to Buyer; or (c) require the consent, notice, declaration, or filing with or other action by any Person or require any Permit, license, or Governmental Order.

Section 4.03 Investment Purpose. Buyer is acquiring the Membership Interests solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof or any other security related thereto within the meaning of the Securities Act. Buyer acknowledges that the Membership Interests are not registered under the Securities Act or any state securities laws and that the Membership Interests may not be transferred or sold except pursuant to the terms and conditions of the Governing Documents and the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

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Section 4.04 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Buyer.

Section 4.05 Issuance of Common Stock. The Common Stock and Prefunded Warrants are newly authorized and issued directly from Buyer from its authorized capital.

Section 4.06 No Consent Required. The issuance of the Common Stock does not constitute a fundamental change to Buyer’s business and no consent by any lender of Buyer is required for the issuance of Common Stock or Prefunded Warrants to Seller nor any sale of other disposition thereof by Seller.

Section 4.07 Filing S-1. To file the Form S-1 within five (5) business day of Closing.

ARTICLE V

Covenants

Section 5.01 Confidentiality. From and after the Closing, Buyer shall, and shall cause its Affiliates and its and their respective directors, managers, shareholder, partners, members, officers, employees, consultants, financial advisors, counsel, accountants, and other agents (collectively, “Representatives”) to hold, in confidence any and all information, in any form, concerning Seller (including this Agreement), except to the extent that Buyer can show that such information: (a) is generally available to and known by the public through no fault of Buyer, any of its Affiliates, or their respective Representatives; (b) is lawfully acquired by Buyer, any of its Affiliates, or their respective Representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual, or fiduciary obligation; or (c) which Buyer is lawfully required to disclose in filings with the U.S. Securities and Exchange Commission or under the applicable rules of The Nasdaq Capital Market. If Buyer or any of its Affiliates or their respective Representatives are otherwise compelled to disclose any information by Governmental Order or Law, Buyer shall promptly notify Seller in writing and shall disclose only that portion of such information which is legally required to be disclosed, provided that Buyer shall use reasonable best efforts to obtain as promptly as possible an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

Section 5.02 Further Assurances. Following the Closing, each Party shall, and shall cause their respective Affiliates to, execute and deliver such additional documents and instruments and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other Transaction Documents.

ARTICLE VI

Tax Matters

Section 6.01 Tax Covenants.

(a) All transfer, documentary, sales, use, stamp, registration, value added, and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the other Transaction Documents shall be borne and paid by Buyer when due. Buyer shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Seller shall cooperate with respect thereto as necessary).

Section 6.02 Tax Indemnification. Solely with respect to all federal Tax, Seller shall indemnify Seller, Buyer, and each Buyer Indemnitee (as defined in Section 7.01) and hold them harmless from and against (a) any loss, damage, liability, deficiency, Action, judgment, interest, award, penalty, fine, cost, or expense of whatever kind (collectively, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification under this Agreement, “Losses”) attributable to any breach of or inaccuracy in any representation or warranty made in this ARTICLE VI; (b) any Loss attributable to any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking, or obligation in this ARTICLE VI; (c) all Taxes of Seller or relating to the business of Seller for all Pre-Closing Tax Periods (as defined below); (d) all Taxes of any member of an affiliated, consolidated, combined, or unitary group of which Seller (or any predecessor of Seller) is or was a member on or prior to the Closing Date by reason of a liability under Treasury Regulation Section 1.1502-6 or any comparable provisions of foreign, state, or local Law; and (e) any and all Taxes of any Person imposed on Seller arising under the principles of transferee or successor liability or by contract, relating to an event or transaction occurring before the Closing Date. In each of the above cases, together with any out-of-pocket fees and expenses (including attorneys’ and accountants’ fees) incurred in connection therewith, Seller shall reimburse Buyer for any Taxes of Seller that are the responsibility of Seller pursuant to this Section 6.02 within ten business days after payment of such Taxes by Buyer or Seller. For purposes of this Agreement, a “Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period ending on and including the Closing Date.

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Section 6.03 Cooperation and Exchange of Information. Seller and Buyer shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return pursuant to this ARTICLE VI or in connection with any audit or other proceeding in respect of Taxes of Seller, including providing copies of relevant Tax Returns and accompanying documents. Each of Seller and Buyer shall retain all Tax Returns and other documents in its possession relating to Tax matters of Seller for any Pre-Closing Tax Period (collectively, “Tax Records”) until the expiration of the statute of limitations of the taxable periods to which such Tax Records relate.

Section 6.04 Tax Treatment. Seller and Buyer agree that the transaction contemplated hereby will be treated for U.S. federal income Tax purposes and applicable state income Tax purposes as a taxable sale by Seller and a purchase by Buyer of the Membership Interests.

Section 6.05 Survival. Notwithstanding anything in this Agreement to the contrary, the provisions of this ARTICLE VI shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation, or extension thereof) plus ninety (90) days.

Section 6.06 No Other Representations; Non-Reliance. Buyer (for itself and on behalf of its Affiliates (including, following the Closing, the Buyer Indemnitees) and their respective equityholders, officers, directors, managers, employees, agents, partners, members, counsel, accountants, financial advisors, engineers, consultants, other advisors, successors and assigns) has conducted an independent investigation, verification, review and analysis of the business, operations, assets, Liabilities, results of operations, financial condition, technology and prospects of the Companies, and Buyer, its Affiliates and their advisors and Representatives have had access to the personnel, properties, premises and records of the Seller and the Companies for such purpose. In entering into this Agreement, Buyer stipulates and agrees that they have relied solely upon the aforementioned investigation, review and analysis and not on any factual representations or opinions of Seller or any of Seller’s employees, directors, managers, equityholders, officers, Representatives or any other Person other than the representations and warranties specifically set forth in this Agreement in (in each case, as modified by the Disclosure Schedules) and: (a) specifically acknowledges that neither Seller nor any other Person is making and has not made any other representation or warranty, expressed or implied, at law or in equity, in respect of Seller or any of Seller’s businesses, assets, risks and other incidents of the Seller, Liabilities, operations, prospects or condition (financial or otherwise) including with respect to merchantability or fitness for any particular purpose of any assets and whether either Seller possess sufficient real property or personal property to operate their businesses, the prospects of the business, the nature or extent of any Liabilities, the effectiveness or the success of any operations, or the accuracy or completeness of any confidential information memoranda, documents, projections, material or other information (financial or otherwise) regarding the Seller furnished or made available to Buyer or its Affiliates or their advisors or Representatives or made available to Buyer, its Affiliates or their advisors or Representatives in any data rooms, management presentations or in any other form in expectation of, or in connection with, the transactions contemplated hereby; (b) specifically disclaims any obligation or duty by Seller or any of their Affiliates or any other Person to make any disclosures of fact not required to be disclosed pursuant to the specific representations and warranties set forth in ARTICLE III; and (c) specifically acknowledges Buyer is entering into this Agreement and acquiring the Membership Interests subject only to the specific representations and warranties specifically set forth in this Agreement in ARTICLE III.

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ARTICLE VII

Indemnification

Section 7.01 Indemnification by Seller. Subject to the other terms and conditions of this ARTICLE VII, Seller shall indemnify and defend each of Buyer and its Affiliates (including Seller) and their respective Representatives (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to, or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement or the other Transaction Documents, including claims for Fraud; or

(b) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Seller pursuant to this Agreement or the other Transaction Documents.

Section 7.02 Indemnification by Buyer. Subject to the other terms and conditions of this ARTICLE VII, Buyer shall indemnify and defend each of Seller and its Affiliates and their respective Representatives (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, with respect to, or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or the other Transaction Documents, including claims for Fraud;

(b) excluding such matters as Seller is required to indemnify Buyer Indemnitees for pursuant to Section 7.01, any action, suit, claim, proceeding, damages, fines, fees, penalties, reasonable attorneys’ fees, and costs of court arising out of or relating to the obligations or operations of Seller;

(c) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Buyer pursuant to this Agreement.

Section 7.03 Indemnification Procedures. Whenever any claim shall arise for indemnification hereunder, the Party entitled to indemnification (the “Indemnified Party”) shall promptly provide written notice of such claim to the other Party (the “Indemnifying Party”). In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a Person who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any Action without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld or delayed).

Section 7.04 Survival. Subject to the limitations and other provisions of this Agreement, all representations and warranties contained herein and all related rights to indemnification shall survive the Closing and shall remain in full force and effect until the date that is twelve (12) months from the Closing Date; and (b) ARTICLE VI shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation, or extension thereof) plus ninety (90) days. Subject to ARTICLE VI, all covenants and agreements of the Parties contained herein shall survive the Closing indefinitely unless another period is explicitly specified herein. Notwithstanding the foregoing, any claims which are timely asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching Party to the breaching Party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

Section 7.05 Tax Claims. Notwithstanding any other provision of this Agreement, the control of any claim, assertion, event, or proceeding in respect of Taxes of Seller (including, but not limited to, any such claim in respect of a breach of the representations and warranties in ARTICLE III hereof or any breach or violation of or failure to fully perform any covenant, agreement, undertaking, or obligation in ARTICLE VI) shall be governed exclusively by ARTICLE VI hereof.

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ARTICLE VIII

Miscellaneous

Section 8.01 Expenses. All costs and expenses incurred by a Party in connection with this Agreement and the transactions contemplated hereby shall be paid by that Party incurring such costs and expenses except as expressly provided by this Agreement.

Section 8.02 Notices. All notices, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid, if sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 8.02):

If to Seller:	Sydona Enterprises, LLC d/b/a Schmitty’s Snuff
7829 Center Blvd SE, #271
Snoqualmie, WA 98065
Attn: Pam Schmitt, CEO

with a copy to:	Lasher et al
601 Union Street, #2600
Seattle, WA 98101
Attn: Eugene W. Wong

If to Buyer:	American Rebel Holdings, Inc.
5115 Maryland Way, Suite 303
Brentwood, Tennessee 37027
Attn: Charles A. Ross, CEO

With a copy to :	DeMint Law, PLLC
3753 Howard Hughes Pkwy
Second Floor Suite 314
Las Vegas, NV 89169
Attn: Anthony N. DeMint, Esq.

Section 8.03 Headings; Incorporation of Recitals. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement. The recitals set forth at the beginning of this Agreement are hereby incorporated into this Agreement and are expressly made a part hereof.

Section 8.04 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement.

Section 8.05 Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the Parties with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, any exhibits, and the Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 8.06 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Neither Party may assign its rights or obligations hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning Party of any of its obligations hereunder.

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Section 8.07 Amendment and Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each Party. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No failure to exercise, or delay in exercising, any right or remedy arising from this Agreement shall operate or be construed as a waiver thereof. No single or partial exercise of any right or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

Section 8.08 Governing Law; Submission to Jurisdiction. All matters arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction). Any legal suit, action, proceeding, or dispute arising out of or related to this Agreement, the other Transaction Documents, or the transactions contemplated Nevada or thereby may be instituted in the federal courts of the United States of America or the courts of the State of Nevada in each case located in the City of Las Vegas and County of Clark, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, proceeding, or dispute.

Section 8.09 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Seller:

Sydona Enterprises, LLC d/b/a Schmitty’s Snuff

By	/s/ Pamela Schmitt
Name:	Pamela Schmitt
Title:	CEO

Buyer:

American Rebel Holdings, Inc.

By	/s/ Charles A. Ross, Jr.
Name:	Charles A. Ross, Jr.
Title:	CEO

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